Exhibit 3.4



                            CERTIFICATE OF AMENDMENT
                                     TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                    MILLENNIUM INDIA ACQUISITION COMPANY INC.

         (Pursuant to Section 242 of the General Corporation Law of the
                               State of Delaware)

     Millennium India Acquisition Company Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: The name of the corporation is Millennium India Acquisition Company Inc. (the "Corporation").

     SECOND: The Corporation's Amended and Restated Certificate of Incorporation was originally filed in the office of the Secretary of State of Delaware on May 17, 2006, and was subsequently amended by a Certificate of Amendment filed in the office of the Secretary of State of Delaware on June 28, 2006.

     THIRD: The Corporation wishes to amend its Amended and Restated Certificate of Incorporation so as to clarify the meaning of "acquisition" in Article Fifth thereof.

     FOURTH: To accomplish the amendment referred to in Paragraph THIRD above, the second sentence of Article Fifth of the Amended and Restated Certificate of Incorporation is deleted in its entirety and the following is substituted in lieu thereof:

     "A `Business Combination' shall mean the acquisition by the Corporation, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction, of an interest in an operating business (`Target Business')."

     FIFTH: This Certificate of Amendment and the foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this 17th day of January, 2008.


                                    MILLENNIUM INDIA ACQUISITION COMPANY INC.


                                    By:     /s/ F. Jacob Cherian
                                        ---------------------------------------
                                          F. Jacob Cherian
                                          President and Chief Executive Officer